Exhibit 16.1

FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

July 11, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 005-80181

Dear Sirs/Madams:

We have read Item 4.01(a) of Beeston Enterprises Ltd.'s Form 8-K dated July 8, 2013 and we agree with the statements made concerning our firm. We have no basis in which to agree or disagree with the statements made in paragraph (b) under Item 4.01.

Yours truly,

Friedman LLP

/s/ Friedman LLP

100 EAGLE ROCK AVE., EAST HANOVER, NJ 07936 T 973.929.3500 F 973.929.3501 WWW.FRIEDMANLLP.COM
OFFICES IN NEW YORK LONG ISLAND AND NEW JERSEY AND A MEMBER OF DFK WITH AFFILIATES WORLDWIDE